==============================================================================
                            SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, D.C. 20549
                            -----------------------------------

                                SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )
             Filed by the Registrant (X)
             Filed by a Party other than the Registrant ( )

Check the appropriate box:
                 ( ) Preliminary Proxy Statement
                 ( ) Confidential, for Use of the Commission Only
                     (as permitted by Rule 14a-6(e)(2))
                 (X) Definitive Proxy Statement
                 ( ) Definitive Additional Materials
                 ( ) Soliciting Material Pursuant to Section 240.14a-11(c) or
                     Section 240.14a-12

                                   NEORX CORPORATION
       ------------------------------------------------------------------------
                   (Name of Registrant as Specified in Its Charter)

       ------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 (X) $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Investment Company Act Rule 20a-1(c)
 ( ) $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3)
 ( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

CALCULATION OF FILING FEE
Title of each class of securities to which transaction applies:
Aggregate number of securities to which transaction applies:
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
Proposed maximum aggregate value of transaction:
Total Fee Paid

 ( ) Fee paid previously with preliminary materials.
 ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement num-ber, or the Form or Schedule and the date of its filing.

Amount Previously Paid:_______________________		Filing Party:	__________________

Form, Schedule or
Registration Statement No.:___________________ 	Date Filed:_____________________

==============================================================================

                                   NEORX CORPORATION

                      Notice of 1996 Annual Meeting of Shareholders

TO THE SHAREHOLDERS:

     The 1996 Annual Meeting of Shareholders (the "Annual Meeting") of NeoRx Corporation (the "Company") will be held at The Mountaineers Club, 300 Third Avenue West, Seattle, Washington 98119, on Tuesday, May 14, 1996, at 9 a.m., for the following purposes:

1.	To elect six members to the Company's Board of Directors;

2.	To ratify the appointment of Arthur Andersen LLP as the Company's indepen-
   dent public accountants for 1996;

3.	To approve an amendment to the 1991 Stock Option Plan for Non-Employee
   Directors; and

4.	To transact such other business as may properly come before the Annual
   Meeting and any adjournments or postponements thereof.

     Your attention is directed to the accompanying Proxy Statement for further information with respect to the matters to be acted upon at the Annual Meeting. To constitute a quorum for the conduct of business at the Annual Meeting, it is necessary that holders of a majority of all outstanding shares of the Com-pany's Common Stock be present in person or be represented by proxy. To ensure representation at the Annual Meeting, you are urged to complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope.

     The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 29, 1996.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/ Jeffrey J. Miller
                              -----------------------------------------------
                              JEFFREY J. MILLER, Ph.D., J.D.
                              Senior Vice President, Business Development and Legal Affairs, and Secretary
March 29, 1996
Seattle, Washington

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.

                                   PROXY STATEMENT
General

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of NeoRx Corporation ("NeoRx" or the "Company") of proxies in the accompanying form for use at the Annual Meeting of Shareholders to be held on Tuesday, May 14, 1996, and any adjourn-ments or postponements thereof (the "Annual Meeting"). The Annual Meeting will be held at 9 a.m. at The Mountaineers Club, 300 Third Avenue West, Seattle, Washington 98119.

     The Company's principal office is located at 410 West Harrison Street, Seattle, Washington 98119. The approximate date of mailing this Proxy State-ment and the enclosed proxy card is April 4, 1996.

Voting Securities

     Only shares of the Company's Common Stock, $.02 par value per share (the "Common Stock"), outstanding at the close of business on March 29, 1996, the record date for determining shareholders, are entitled to receive notice of and to vote at the Annual Meeting (the "Record Date"). At the Record Date, there were 15,349,577 shares of Common Stock outstanding. The presence in person or by proxy of holders of record of a majority of all outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is generally entitled to one vote per share held on the Record Date on each item to be voted on at the Annual Meeting. In voting for the election of Directors, however, each shareholder has the right to cumulate his or her votes and cast as many votes as are equal to the number of Directors to be elected multiplied by the number of such share-holder's shares. These votes may be cast for one candidate or distributed among as many candidates as the shareholder desires. If a shareholder wishes to cumulate his or her votes, he or she should multiply his or her shares by the number of Directors to be elected (deriving a cumulative total) and then write the number of votes for each Director next to each Director's name on the proxy card. The total votes cast in this manner may not exceed the cumulative total. If a shareholder does not wish to cumulate votes for Directors, he or she should indicate the vote for or against each nominee, as provided on the proxy card.
On all other matters, each share of Common Stock entitles its holder to one vote on each matter to be acted upon at the Annual Meeting.

     Under Washington law and the Company's Articles of Incorporation, if a quorum is present at the Annual Meeting: (a) the six nominees for election as Directors who receive the greatest number of votes cast for the election of Directors by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote will be elected directors; (b) matter 2 listed in the accompanying Notice of 1996 Annual Meeting of Shareholders will be approved if a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote, vote in favor of the matter; and (c) matter 3 listed in the accompanying Notice of 1996 Annual Meeting of Shareholders will be approved if the number of votes cast in favor of the matter exceeds the number cast against it. In the election of Directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting on matter 2 will have the practical effect of voting against that matter since such shares are present at the Annual Meeting and entitled to vote but are not voting in favor of the matter. Broker nonvotes with respect to matter 2 will have no effect on the outcome of the matter since they are not considered shares entitled to vote on these matters. Abstention from voting or broker nonvotes will have no effect on the approval of matter 3 since they do not represent votes cast.

     The proxy cards also confer discretionary authority to vote the shares authorized to be voted thereby on any matter that was not known on the date of this Proxy Statement but may properly be presented for action at the Annual Meeting.

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Revocation

     Any shareholder returning a proxy has the power to revoke it at any time before shares represented thereby are voted at the Annual Meeting. Any shares represented by an unrevoked proxy will be voted unless the shareholder attends the Annual Meeting and votes in person. A shareholder's right to revoke a proxy is not limited by or subject to compliance with a specified formal procedure, but written notice of such revocation should be given to the Company's Corporate Secretary at or before the Annual Meeting.

Expenses of Solicitation

     The Company will bear the expense of printing and mailing proxy material. In addition to the solicitation of proxies by mail, solicitation may be made by certain Directors, officers and other employees of the Company in person or by telephone, facsimile transmission, telegraph or telex. No compensation will be paid for such solicitation.

     Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to certain beneficial owners of the Company's Common Stock, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                      AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership, as of February 29, 1996, of the Common Stock by (a) each person known by the Board of Directors to beneficially own more than 5% of the outstanding Common Stock, (b) each Director and nominee for Director, (c) each of the execu-tive officers included in the Summary Compensation Table, and (d) all executive officers and Directors as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the shares listed below have sole invest-ment and voting power with respect to the shares.

                                                                  Shares       Percentage
                                                               Beneficially    of Common
Name                                                              Owned          Stock
- ----                                                           ------------    ----------
Ardsley Advisory Partners(1)................................   	 1,536,250        9.9%
	646 Steamboat Road
	Greenwich, Connecticut  06830

Boehringer Ingelheim International GmbH(2)	.................     1,370,534        8.6%
	D6507 Ingelheim am Rhein
	Germany

Fund Asset Management, L.P.(3)	.............................     1,194,200        7.8%
	d/b/a Fund Asset Management
	800 Scudders Mill Road
	Plainsboro, New Jersey  08536

Paul G. Abrams(4)	..........................................       356,548        2.3%

James G. Andress(5)	........................................        10,000        *

Jack L. Bowman(6)	..........................................        14,000        *

Fred B. Craves(7)	..........................................       132,500        *

Lawrence H.N. Kinet(5)	.....................................         7,500        *

Carl-Heinz Pommer(8)	.......................................         5,000        *

Robert M. Littauer(9)	......................................       134,259        *

Jeffrey J. Miller(7)	.......................................       113,375        *

John M. Reno(10)	...........................................       107,763        *

Robert W. Schroff(11)	......................................       106,087        *

All executive officers and
 Directors as a group (11 persons)(12)	.....................     1,072,457        6.3%
__________________

 *  	Less than 1%.
(1) 	Includes 156,250 shares issuable upon exercise of warrants.
(2) 	Includes 625,000 shares issuable upon exercise of warrants.
(3) 	Fund Asset Management, L.P. d/b/a Fund Asset Management ("FAM") is an
     indirectly wholly owned subsidiary of Merrill Lynch & Co., Inc. ("ML&Co."). The securities positions of FAM reported on Schedule 13G are also reported on behalf of ML&Co., which may be deemed to share with FAM investment discretion and voting authority with respect to such positions.
(4) 	Includes 222,375 shares subject to options exercisable within 60 days.
(5) 	Includes 5,000 shares subject to options exercisable within 60 days.
(6) 	Includes 12,500 shares subject to options exercisable within 60 days.
(7) 	Represents shares subject to options exercisable within 60 days.
(8) 	Represents shares subject to options exercisable within 60 days.  Does not include 1,370,534 shares beneficially owned by Boehringer Ingelheim International GmbH for which Mr. Pommer serves as representative on the Board of Directors; Mr. Pommer disclaims beneficial ownership of such shares.
(9) 	Includes 110,667 shares subject to options exercisable within 60 days.
     Also includes 576 shares held by each of Amanda Littauer and Douglas Littauer, the children of Robert M. Littauer. Mr. Littauer disclaims beneficial ownership of the shares held by his children.
(10)	Includes 88,876 shares subject to options exercisable within 60 days.
(11)	Includes 86,376 shares subject to options exercisable within 60 days.
(12)	Includes 858,419 shares subject to options exercisable within 60 days.


                                ELECTION OF DIRECTORS

Nominees for Director

     Pursuant to the Company's Articles of Incorporation, six Directors are to be elected by the holders of Common Stock at the Annual Meeting. These Directors will serve one-year terms that will expire at the 1997 Annual Meeting of Shareholders and until their successors have been elected and qualified. Unless a shareholder withholds his or her vote, each proxy will be voted for the election of the following Directors:

     PAUL G. ABRAMS, M.D., age 48, is a co-founder of the Company and has been a Director since January 1985. He has been the Company's President and Chief Executive Officer since May 1990 and was Vice President, Medical Affairs from January 1985 to April 1990. From 1981 to 1984, Dr. Abrams held the position of Expert in the Biological Response Modifiers Program of the National Cancer Institute. Dr. Abrams holds J.D., M.D. and B.A. (Summa
Cum Laude with Exceptional Distinction) degrees from Yale University. He is a board-certified internist and medical oncologist and is an Affiliate Associate Professor in the Department of Radiology at the University of Washington.

     JAMES G. ANDRESS, age 57, has been a Director since November 1990. Since 1989, he has been President and a director and, since June 1990, Chief Executive Officer and, since June 1993, Vice Chairman of Information Resources, Inc., a marketing research and information services company, until October 1995, and remains a director at this time. From 1988 to 1989, he was Chairman of Pharmaceuticals at the Beecham Group plc in London, a pharmaceutical company that, due to a merger, has since become SmithKline

Beecham. From 1984 to 1988, Mr. Andress was President and Chief Operating Officer of Sterling Drug Inc., a pharmaceutical company. Mr. Andress is a director of Genelabs, Inc., Genetics Institute, Inc., Sepracor Inc., The Liposome Company, Inc., and Xoma Corporation, all of which are biotechnology companies. Mr. Andress is also a director of Walsh, Inc., an information service company, Optioncare, Inc., a provider of home healthcare services, and Allstate Insurance Corporation. Mr. Andress holds an M.B.A. degree from the Wharton Graduate School of Business and a B.S. degree from the United States Military Academy, West Point. Mr. Andress serves on the Compensation Committee of the Board of Directors.

     JACK L. BOWMAN, age 63, has been a Director since January 1994.  From
1987 to August 1993, before his retirement, Mr. Bowman was Company Group Chair-man of Johnson & Johnson Company, a multinational pharmaceutical company. From 1983 to 1987, Mr. Bowman was Executive Vice President of American Cyanamid Cor-poration and, from 1981 to 1983, President of its Lederle Laboratories Division. Mr. Bowman is a director of Cell Therapeutics, Inc., CytRx, Inc. and Pharma-Genics, Inc., each of which is a biotechnology company, and Coating Technologies International. He holds a B.Ed. degree from Western Washington University.
Mr. Bowman serves on the Compensation Committee of the Board of Directors.

     FRED B. CRAVES, Ph.D., age 50, has been the Company's Chairman of the
Board of Directors since July 1993. In January 1994, Dr. Craves co-founded Burrill & Craves, a merchant bank focused on healthcare companies. From
January 1991 to April 1993, he was Chief Executive Officer and President of Berlex Biosciences, a research, development and manufacturing organization and a wholly owned subsidiary of Schering AG, a multinational pharmaceutical company. Berlex Biosciences was created by merging Codon, a biotechnology company which he co-founded, and the pharmaceutical business of Triton Biosciences. From 1982 to 1990, Dr. Craves was Chairman of the Board and
Chief Executive Officer of Codon. In 1981, he co-founded Creative Biomolecules, Inc., a biotechnology company focused on morphogenic proteins. From 1978 to 1981, he held marketing and sales positions at Millipore Corporation, a medical device corporation. In July 1993, Dr. Craves was appointed Chairman of the Board of MicroProbe Corporation and assumed the additional responsibilities as Acting Chief Executive Officer in April 1994. In December 1994, Micro-
Probe Corporation became Epoch Pharmaceuticals. Dr. Craves is Chairman of the Board and Acting Chief Executive Officer of Epoch Pharmaceuticals. Dr. Craves is a director of Incyte Pharmaceuticals, Inc., a biotechnology company. Dr. Craves holds a Ph.D. degree in Pharmacology and Experimental Toxicology from the University of California San Francisco Medical Center, an M.S. degree in Pharmacology from Wayne State University and a B.S. degree in Biology from Georgetown University. Dr. Craves serves on the Audit Committee of the Board of Directors.

     LAWRENCE H.N. KINET, age 48, has been a Director since October 1990.
In January 1995, Mr. Kinet was appointed Chairman of the Board of Directors and Chief Executive Officer of AKSYS, Ltd., a biomedical development company engaged in the field of artificial kidney dialysis. From January 1991 to December 1994, he served as Chairman of the Board of Directors and Chief Executive Officer of Oculon Corporation, a pharmaceutical development company engaged in the field of anti-cataract drugs. From 1989 to 1992, he was a Managing Partner of The Kensington Group, a management consulting partnership. From 1985 to 1988, he was President and Corporate Group Vice President of Baxter World Trade Corporation, the international division of Baxter Interna-tional, Inc. Mr. Kinet holds an M.B.A. degree from the University of Chicago and a B.Sc. degree from the University of Birmingham, England. Mr. Kinet serves on the Audit and Compensation Committees of the Board of Directors.


     CARL-HEINZ POMMER, age 49, has been a Director since May 1994. Mr. Pommer has held various positions with Boehringer Ingelheim International GmbH, a European pharmaceutical company and shareholder of the Company, since 1967, most recently as Head of International Hospital Business since August 1993. From 1991 to August 1993, he was Manager, International Product Marketing, and from 1987 to 1991, Group Head, International Product Marketing. Mr. Pommer was designated as a nominee for election as a Director by Boehringer Ingelheim International GmbH pursuant to an agreement with the Company. Mr. Pommer holds a degree (Diplom-Kaufmann) from the University of Gottingen (Germany) in Business Administration, Marketing and Sales.
Mr. Pommer serves on the Audit Committee of the Board of Directors.

     It is intended that votes will be cast pursuant to the enclosed proxy card for the election as Directors of the foregoing nominees. Executing the proxy card will give the proxies the authority to vote the shares in the election of Directors as the proxies shall determine. If any nominee shall not be a candidate for election as a Director at the Annual Meeting, it is intended that votes will be cast pursuant to the enclosed proxy for such substitute nominee as may be nominated by the existing Directors. No circumstances are presently known that would render any nominee named above unavailable.

     Pursuant to the Company's Bylaws, shareholders seeking to nominate other candidates for election to the Board of Directors at the Annual Meeting must give written notice to the Company's Corporate Secretary no less than 60 days nor more than 90 days before the Annual Meeting. Such notice must contain certain information as to the shareholder giving the notice and each proposed nominee, including information similar to that required under the federal proxy rules. If less than 70 days' notice or prior public disclosure of the date of the scheduled Annual Meeting is given, notice by the shareholder must be given not later than the tenth day following the earlier of the mailing of notice of the Annual Meeting and the date public disclosure of the Annual Meeting was made. The Company's Bylaws provide that no person shall be elected a Director of the Company unless nominated in accordance with the Bylaws.
As of the date of this Proxy Statement, the Company has not received any Director nominations by shareholders.

     The Board of Directors met eight times during the year ended December 31, 1995. Each of the present Directors, except Messrs. Andress, Kinet and Pommer, attended at least 75% of the total number of meetings held by the Board of Directors and by all committees of the Board of Directors on which they served.

Committees of the Board

     The Board of Directors has two committees: an Audit Committee and a Compensation Committee. It does not have a nominating committee.

     The Audit Committee currently consists of three non-employee Directors; Messrs. Kinet and Pommer, and Dr. Craves. The Audit Committee reviews the preparation and audit of the Company's accounts, considers the engagement of independent public accountants for the ensuing year and the terms of such engagement, reviews the scope of the audit proposed by such accountants, and receives and reviews the audit reports. The Audit Committee met twice during the year ended December 31, 1995.

     The Compensation Committee currently consists of three non-employee Directors; Messrs. Andress, Kinet and Bowman. The Compensation Committee recommends to the Board of Directors the salary and certain terms of employment of the Company's officers and administers the Company's 1994 Stock Option Plan and the grants of options thereunder. The Compensation Committee met five times during the year ended December 31, 1995.

Compensation of Directors

     Directors of the Company receive no cash compensation for their services to the Company in such capacity. Non-employee Directors receive stock option grants under the Company's 1991 Stock Option Plan for Non-Employee Directors (the "Directors Plan"). Each new non-employee Director, upon election or appointment to the Board of Directors, receives an initial option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value per share of Common Stock on the grant date. Each non-employee
Director automatically receives an annual option grant to purchase 5,000 shares of Common Stock following each annual meeting of shareholders at an exercise price equal to the fair market value per share of Common Stock on the grant date, provided that a Director who has received an initial grant for 10,000 shares of Common Stock within five months prior to any such annual meeting of shareholders does not receive the annual grant for such annual meeting. Options granted to non-employee Directors upon their initial appointment or election become exercisable in two equal installments beginning with the first anniversary of the grant date. The options granted as of each annual meeting of shareholders (including the Annual Meeting) become exer-cisable in two equal installments on the dates of the next two succeeding annual meetings of shareholders. See "Proposal to Approve an Amendment to the 1991 Stock Option Plan for Non-Employee Directors."

     In addition to options granted under the Directors Plan, Dr. Craves receives compensation under a consulting agreement with the Company. See "Certain Relationships and Related Transactions."

                               EXECUTIVE COMPENSATION

Compensation Summary

     The following table sets forth all compensation paid in each of the last three years to the Company's Chief Executive Officer and the four other most highly compensated officers in 1995 (the "named executive officers").

                                       Summary Compensation Table

                                                                  Long-Term Compensation
                                      Annual Compensation                Awards
                                  ---------------------------   --------------------------
                                                                 Restricted    Securities    All Other
                                                                   Stock       Underlying   Compensation
Name and Principal Position       Year   Salary($)   Bonus($)   Awards($)(1)   Options(#)      ($)(2)
- ---------------------------       ----   ---------   --------   ------------   ----------   ------------
Paul G. Abrams                    1995   $234,149         --           --             --        $696
President and Chief Executive     1994    223,660         --           --        450,000         696
Officer                           1993    211,304         --           --             --         390

Robert M. Littauer
Senior Vice President,            1995    194,752    $13,896           --             --         696
Chief Financial Officer and       1994    185,731      7,210           --        130,000         696
Treasurer                         1993    169,522      6,365           --         20,000         381

Jeffrey J. Miller
Senior Vice President, Business   1995    201,297      3,545           --             --         696
Development and Legal Affairs,    1994    191,737     29,552      $51,000        130,000         696
and Secretary                     1993    174,752      6,365           --         20,000         385

John M. Reno                      1995    163,746         --           --             --         680
Vice President, Research and      1994    156,013      7,770           --        125,000         640
Development                       1993    148,384      6,365           --         18,750         340

Robert W. Schroff
Vice President and General        1995    152,498         --           --             --         321
Manager, Cardiovascular           1994    144,522         --           --        115,000         341
Products                          1993    137,421         --           --         18,750         314
__________________

(1)	Dr. Miller was awarded 8,000 shares of Common Stock under the Company's
    1991 Restricted Stock Plan on October 13, 1994. The price of the Company's stock on the date of grant was $6.38 per share. Restrictions on transfer-ability of the shares awarded terminated on January 5, 1995.
(2)	Consists of premiums paid under group term life insurance policies.

Option Exercises in 1995 and Year-End Value Table

     The following table sets forth information on option exercises in the year ended December 31, 1995 by the named executive officers and the value of such officers' unexercised options at the end of 1995. There were no stock options granted to the named executive officers in 1995.

                       Aggregated Option Exercises in 1995
                            and Year-End Option Values

                                                        Number of Securities Underlying     Value of Unexercised In-The
                                                             Unexercised Options at              Money Options at
                                                              December 31, 1995(#)            December 31, 1995($)(1)
                          Shares                        -------------------------------     ---------------------------
                        Acquired on         Value
Name                    Exercise(#)      Realized($)    Exercisable       Unexercisable     Exercisable   Unexercisable
- ---------------------   -----------      -----------    -----------       -------------     -----------   -------------
Paul G. Abrams             56,875          $202,589       199,875            365,625          $545,934      $1,256,653

Robert M. Littauer          5,208            18,551       104,167            115,625           204,638         363,033

Jeffrey J. Miller           8,250            29,387       106,875            115,625           217,389         363,033

John M. Reno                5,000            23,125        83,438            110,312            98,487         321,143

Robert W. Schroff           5,575            19,858        84,739            102,811           117,012         321,143
_____________________

(1)	The value of unexercised in-the-money options is calculated based on the market price per share on December 31, 1995 of $6.38 as reported by the Nasdaq National Market, less the exercise price.

Report of the Compensation Committee on Executive Compensation

Statement of Compensation Philosophy:

     The Company's executive compensation program primarily consists of two parts: cash compensation and stock options. The Company's overall philosophy is to hire individuals who possess the requisite professional skills and outstanding managerial track records demonstrated from successful experiences in positions of comparable scope and responsibility in healthcare and other research and industrial settings, who will help achieve the Company's mission of developing targeted biopharmaceuticals to treat cancer and cardiovascular diseases. The Company is committed to recruiting, motivating and retaining senior executives with demonstrated talent and managerial leadership skills.

     The Company's goal for total compensation is to be competitive with development-stage biotechnology enterprises. The program places significant emphasis on equity participation by granting stock options to conserve cash and align the interests of senior management with those of the Company's share-holders.

     Compensation payments in excess of $1 million to each of the named exe-cutive officers are subject to a limitation on deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended. Certain performance-based compensation is not subject to the limitation on deducti-bility. Cash compensation to the Chief Executive Officer or any other executive officer has never exceeded $1 million and the Compensation Committee does not expect cash compensation in 1996 to the Chief Executive Officer or any other executive officer to be in excess of $1 million. The Board of Directors intends to qualify option awards for the performance-based exception to the $1 million limitation on deductibility of compensation payments.

Cash Compensation:

     The Company's philosophy is to maintain executive cash compensation at a competitive level that is sufficient to recruit and retain individuals posses-sing the above-mentioned skills. Determinations of appropriate cash compensa-tion levels are generally made through regular participation in a variety of industry and industry-related surveys, as well as by monitoring developments in key industries such as biotechnology and pharmaceuticals. The Company's cash compensation levels are designed to be approximately equal to cash compensa-tion paid by other development-stage biotechnology enterprises. Historically, executive officer base salaries have been adjusted annually. The survey data considered by the Compensation Committee in determining 1995 executive compensation includes salary information provided by 83 development-stage biotechnology enterprises having between 51 and 149 employees (the "Comparison Group"), approximately 61 of which are publicly traded companies. Approxi-mately 65% of these publicly traded companies are included in the Nasdaq Pharmaceutical Stock Index referred to in the Stock Price Performance Graph that appears elsewhere in this Proxy Statement. Dr. Abrams' compensation in 1995 was $234,149, which placed him in the 20th percentile of total compensa-tion paid to chief executive officers in the Comparison Group. Cash compensa-tion for the Company's other executive officers was in the 25th to 85th percentile of total compensation paid to executives performing similar functions in companies included in the Comparison Group. In 1995, executive officer base salaries, including Dr. Abrams' salary, were increased 5%, which was consistent with the Comparison Group increases.

     The Company has not had an established bonus award program. Any cash bonuses or stock awards to individuals have been discretionary and were intended to recognize the individuals' outstanding contributions to the Company, such as accomplishments relating to the completion of particular transactions and significant projects.

     No increases in base salary will be granted to executive officers or employee directors in 1996. In 1996, bonuses of up to 20% of base salary may be paid in cash and Common Stock upon attainment of specified performance goals set by the Board of Directors. The amount of any award is to be determined by the Compensation Committee in 1997.

Stock Options:

     Stock options are viewed as a basic element of the total compensation program and emphasize long-term Company performance as measured by the creation of shareholder value. Options under the Company's existing stock option plan are granted to all employees. In determining the size of the grants, the Compensation Committee considers the amount and value of options currently held, but focuses primarily on the executive's past and likely continued contribution to the Company, as well as the executive's relative position within the Company. Although the Compensation Committee does not have a target ownership level for Common Stock holdings by executives and key employees, the Compensation Committee's objectives are to enable such persons to develop and maintain a significant long-term ownership position in the Common Stock.

     Stock options to executive officers have been granted at 100% of fair market value on the date of grant. The Company has generally awarded options to executives at the time of employment and promotion, and at discretionary intervals thereafter. The Compensation Committee seeks to keep its executive stock option compensation competitive with other development-stage biotech-nology companies. No stock options were granted to executive officers in 1995.

     Stock option exercisability is determined by the Compensation Committee. Options become exercisable in periods generally ranging from one to nine years after date of grant. In certain cases, exercisability may be accelerated based on achievement of corporate and individual objectives.

Chief Executive Officer Compensation:

     In 1995, the Compensation Committee awarded Dr. Abrams a 5% increase in salary, the same increase provided to all employees. In November 1995, the Company loaned Dr. Abrams $85,000, bearing interest at the applicable federal rate; the loan is due on demand. Also during 1995, the Compensation Committee extended by five years the expiration date of a nonqualified option due to expire in November 1995 held by Dr. Abrams to purchase 25,000 shares of Common Stock.

     Submitted by the Compensation Committee of the Board of Directors


     James G. Andress
     Jack L. Bowman
     Lawrence H.N. Kinet

Stock Price Performance Graph

     The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total shareholder return of the Nasdaq Stock Market Index (US) and the Nasdaq Pharmaceutical Stock Index, an index of approximately 217 companies, the stocks of which are quoted on the Nasdaq National Market, and the Primary Standard Industrial Classification Code Number (SIC) of which is 283 - Pharmaceutical Companies.

     Note: Stock price performance shown below for the Company is historical, and not necessarily indicative of future price performance.

                                              Comparison of Five-Year Cumulative Total Return Among NeoRx
                                                    Corporation, Nasdaq Stock Market Index (US) and
                                                          Nasdaq Pharmaceutical Stock Index(1)

                                       9/30/90    9/30/91    9/30/92    12/31/92   12/31/93   12/31/94   12/31/95
                                       -------    -------    -------    --------   --------   --------   --------
NeoRx Corporation                      $100       $192       $167       $250       $154       $ 81        $106
Nasdaq Stock Market Index (US)          100        157        176        205        236        230         325
Nasdaq Pharmaceutical Stock Index       100        261        222        270        241        181         331

(1)	Assumes $100 invested on September 30, 1990 in NeoRx Corporation Common
Stock, the Nasdaq Stock Market Index (US) and the Nasdaq Pharmaceutical Stock Index. Total return performance for the Nasdaq Stock Market Index (US) and the Nasdaq Pharmaceutical Stock Index is weighted based on the market capita-lization of the firms included in each index and assumes that dividends are reinvested. The Nasdaq Stock Market Index (US) and the Nasdaq Pharmaceutical Stock Index are produced and published by the Center for Research in Securities Pricing at the University of Chicago.

Termination of Employment and Change of Control Arrangements

     Upon a liquidation of the Company or certain mergers, consolidations, acquisitions of property or stock, separations, reorganizations or sales of substantially all the assets of the Company, the vesting of all options outstanding under the Company's 1984 Stock Option Plan and 1994 Stock Option Plan will be accelerated and optionees will have the right to exercise all or a part of such options immediately prior to any such transaction. Any unexercised options will terminate, except that, in the event of a merger in which the shareholders of the Company receive capital stock of another cor-poration, such unexercised options must be assumed or an equivalent option substituted by the successor corporation.

Certain Relationships and Related Transactions

     On July 7, 1993, Dr. Fred B. Craves, the Company's Chairman of the Board of Directors, entered into a consulting agreement with the Company that provides that Dr. Craves shall be retained as a general advisor and consultant to the Company's management on all matters pertaining to the Company's business.
In exchange for such services, Dr. Craves is compensated $30,000 for each calendar quarter of services, plus reasonable travel and other expenses.

In addition, on July 7, 1993, the Company granted Dr. Craves an option to purchase a total of up to 125,000 shares of Common Stock over four years.
The agreement also provided for accelerated vesting based on performance.
On February 29, 1996, the Board accelerated vesting of Dr. Craves' remaining options for his assistance in identifying investors to participate in NeoRx's 1996 financing. If Dr. Craves is terminated "without cause" (as defined in the consulting agreement), he is entitled to a pro rata portion of the quarterly fee for services up to the date of termination, all expenses incurred up to such date and a payment equal to three months of service. The Company has also agreed to indemnify Dr. Craves against certain liabilities, losses and expenses.

     See "Report of the Compensation Committee on Executive Compensation--Chief Executive Officer Compensation" regarding the loan to Dr. Abrams.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers, and persons who own more than 10% of a registered class of the Company's securities, to file with the SEC the initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater-than-10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations, no other reports were required during the year ended December 31, 1995, and all Section 16(a) filing requirements applicable to its Directors, executive officers and greater-than-10% shareholders were complied with, except that late filings occurred with respect to option grants to Becky J. Bottino and John M. Reno, both Company officers, and with respect to the 1995 automatic stock option grants under the 1991 Stock Option Plan for Non-Employee Directors.

Proposal to Approve an Amendment to the 1991 Stock Option Plan for Non-Employee Directors

     The 1991 Stock Option Plan for Non-Employee Directors (the "Directors Plan") provides for automatic grants of options to purchase shares of Common Stock to non-employee Directors of the Company. The purposes of the Directors Plan are to attract and retain the services of experienced and knowledgeable Directors of the Company and to provide an incentive for such Directors to increase their proprietary interest in the Company's long-term success and progress. Currently, the Directors Plan provides that upon a liquidation of the Company or certain mergers, consolidations, reorganizations or transfers of substantially all the assets of the Company, all outstanding options will terminate but the optionee will have the right immediately prior to such event to exercise such options in full unless, in connection with such transaction, the options are assumed or equivalent options are substituted by the successor corporation.

     The Board of Directors has unanimously adopted an amendment to the Directors Plan to provide that the vesting of all outstanding options will be accelerated and optionees will have the right to exercise all or a part of such options immediately prior to any such transaction. Any unexercised options will terminate, except that in the event of a merger in which the shareholders of the Company receive capital stock of another corporation, such unexercised options must be assumed or an equivalent option substituted by the successor corporation. The text of the Directors Plan as amended subject to shareholder approval is attached as Exhibit A to this Proxy Statement; the following sum-mary is qualified by reference to such text for a more complete statement of its provisions.

Stock Subject to the Directors Plan

     The Directors Plan provides for the grant to non-employee Directors of options to acquire up to a total of 250,000 shares of Common Stock.

Terms and Conditions of Stock Option Grants

     Pursuant to the Directors Plan, each non-employee Director will auto-matically receive annually, concurrent with the annual election of Directors, an option to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. The annual options become exercisable in two equal annual installments beginning with the first Annual Meeting after the date of grant. In addition, each non-employee Director first elected or appointed to the Board of Directors will receive an automatic one-time initial option to purchase 10,000 shares at an exercise price equal to the fair market value of the Common Stock on the date of grant. The initial option becomes exercisable in two equal annual install-ments beginning on the first anniversary of the date of grant. Each option expires on the earlier of (a) 10 years from the date of grant and (b) five years after a Director's termination of services as a Director. In 1995, Messrs. Andress, Bowman, Kinet and Pommer, and Dr. Craves, all of whom were non-employee Directors, received options to purchase 5,000 shares of Common Stock at $5.38 per share pursuant to the Directors Plan.

Restrictions on Transfer

     The optionee may not transfer the stock options, except by will or the applicable laws of descent and distribution.

Capital Adjustments

     If, during the option term, there is any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consoli-dation of shares or any like capital adjustment, the number and class of shares covered by any outstanding option and the option exercise price per share will be proportionately adjusted. Upon a liquidation of the Company or certain mergers, consolidations, reorganizations or sales of substantially all the assets of the Company, the vesting of all outstanding options will be accel-erated and optionees will have the right to exercise all or a part of such options immediately prior to any such transaction. Any unexercised options will terminate, except that in the event of a merger in which the shareholders of the Company receive capital stock of another corporation, such unexercised options must be assumed or an equivalent option substituted by the successor corporation.

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen LLP, independent public accountants, to continue as the Company's auditors for 1996. The Board of Directors is submitting its selection of Arthur Andersen LLP to the share-holders for ratification. Representatives from Arthur Andersen LLP are expected to be present at the Annual Meeting to make a statement if they so desire and to respond to appropriate questions.

                            PROPOSALS OF SHAREHOLDERS

     Under the Company's Bylaws, shareholders seeking to propose business to be conducted at an annual meeting of shareholders must give written notice to the Company no later than the date shareholder nominations for Directors must be received. The notice must contain certain information as to the proposal and the shareholder, including the shareholder's share ownership and any financial interest of the shareholder in the proposal. Any proposal not made in compli-ance with the Bylaws may be rejected by the Board of Directors. No shareholder proposals for the Annual Meeting had been received by the Company as of the date of this Proxy Statement.

     A shareholder who intends to present a proposal at the 1997 Annual Meeting of Shareholders and desires that information regarding the proposal be included in the 1997 proxy statement and form of proxy must ensure that such information is received by the Company no later than December 3, 1996.

                                 OTHER BUSINESS

     The Company knows of no other business to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the accompanying form of proxy.

     Upon written request from any person solicited herein addressed to the Company's Corporate Secretary at the Company's principal offices, the Company will provide, at no cost, a copy of the Company's Form 10-K Annual Report as filed with the SEC for the year ended December 31, 1995.

                               BY ORDER OF THE BOARD OF DIRECTORS


                               /s/ Jeffrey J. Miller
                               -----------------------------------------------
                               JEFFREY J. MILLER, Ph.D., J.D.
                               Senior Vice President, Business Development and Legal Affairs, and Secretary

March 29, 1996
Seattle, Washington

EXHIBIT A

                                 NEORX CORPORATION
                  1991 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                             (As Amended and Restated)
                                     ARTICLE I
                                     PURPOSES

     The purposes of the NeoRx Corporation 1991 Stock Option Plan for Non-Employee Directors (the "Plan") are to attract and retain the services of experienced and knowledgeable non-employee Directors of NeoRx Corporation (the "Company") and to provide an incentive for such Directors to increase their proprietary interest in the Company's long-term success and progress.

                                    ARTICLE II
                           SHARES SUBJECT TO THE PLAN

     Subject to adjustment in accordance with Article VI hereof, the total number of shares of the Company's Common Stock (the "Shares") for which options may be granted under the Plan is 250,000 Shares. The Shares shall be shares presently authorized but unissued or subsequently acquired by the Company and shall include shares representing the unexercised portion of any option granted under the Plan which expires or terminates without being exercised in full.

                                   ARTICLE III
                           ADMINISTRATION OF THE PLAN

     This Plan shall be administered by the Board of Directors of the Company (the "Board") or, in the event the Board shall appoint and/or authorize a committee to administer this Plan, by such committee. The administrator of the Plan shall hereinafter be referred to as the "Plan Administrator." The members of any committee serving as Plan Administrator shall be appointed by the Board for such term as the Board may determine. The Board may from time to time remove members from, or add members to, the committee. Vacancies on the committee, however caused, may be filled by the Board. Subject to the terms of the Plan, the Plan Administrator shall have the power to construe the provi-sions of the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. The interpretation and construction by the Plan Admini-strator of any terms or provisions of the Plan or any stock options granted hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties. The Plan Admini-strator may hold meetings at such times and places as it shall determine.
The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts reduced to or approved in writing by all members, shall be valid acts of the Plan Administrator. A quorum shall consist of a majority of the members of the Plan Administrator.

                                   ARTICLE IV
                            PARTICIPATION IN THE PLAN

1.  	Grants To New Directors

     An initial grant (a "New Grant") of an option to purchase 10,000 Shares shall automatically be granted to

    	(a) each Director of the Company first elected or appointed to the Board after September 30, 1991 who is not otherwise an employee of the Company or any subsidiary (a "New Director") immediately following the shareholders' approval of the Plan and

    	(b) each person who becomes a New Director following the date of approval of this Plan, upon the Director's initial election or appointment as a Director of the Company.

     Each New Grant shall become exercisable annually in two equal installments beginning with the first anniversary of the date of grant in accordance with the schedule set forth in Article V.

2.  	Annual Grants

     Each Director of the Company who is not otherwise an employee of the Company or any subsidiary (an "Eligible Director"), immediately following each year's annual meeting of shareholders (the "Annual Meeting"), commencing with the 1992 Annual Meeting, shall automatically receive an annual grant ("Annual Grant") of an option to purchase 5,000 Shares, provided that a Director who has received a New Grant within five months prior to an Annual Meeting shall not receive an Annual Grant until the next year's Annual Meeting.

     Annual Grants shall become exercisable in two equal installments beginning with the anniversary of the date of grant in accordance with the schedule set forth in Article V.

                                  ARTICLE V
                                 OPTION TERMS

     Each option granted to an Eligible Director under the Plan and the issu-ance of Shares thereunder shall be subject to the following terms:

1.  	Option Agreement

     Each option granted under the Plan shall be evidenced by an option agree-ment (an "Agreement") duly executed on behalf of the Company and by the Eligible Director to whom such option is granted. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. Any such Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Plan Administrator.

2.  	Exercise Price

     The exercise price for an option granted under the Plan shall be the closing price or, if there is no closing price, the mean between the high and low sale prices for the Shares quoted on the date of grant on the National Association of Securities Dealers, Inc. Automated Quotation System or, if the Shares are traded on an exchange, the closing price on the date of grant on the principal exchange on which such Shares are then traded. If an option is granted on a date other than a stock market trading day, the exercise price shall be determined as provided above based on the price of Shares on the next preceding trading day.

3.  	Time and Manner of Exercise of Option

     Options shall become exercisable in accordance with the following schedule:

    	a.  New Grants

Period of Optionee's Continuous Service as a
Director from the Date the Option is Granted   Portion of Grant that is Exercisable
- --------------------------------------------   ------------------------------------
One year                                                    50%

Two years                                                   100%

    	b.  Annual Grants

Period of Optionee's Continuous Service as a
Director from the Date the Option is Granted   Portion of Grant that is Exercisable
- --------------------------------------------   ------------------------------------
Upon first Annual Meeting after grant                       50%

Upon second Annual Meeting after grant                      100%

Subject to the exercisability schedule described above, each option may be exer-cised in whole or in part at any time.

     Any option may be exercised by giving written notice to the Company, signed by the person exercising the option, stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full for such Shares, which payment may be in whole or in part (i) in cash or by check,
(ii) in shares of Common Stock already owned for at least six (6) months by the person exercising the option, valued at fair market value at the time of such exercise, or (iii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to properly deliver to the ompany the amount of sale or loan proceeds to pay the exercise price, all in accordance with the regulations of the Federal Reserve Board.

4.	  Term of Options

     Each option shall expire upon the earlier of ten years from the date of grant or five years after a Director's termination of service as a Director, as follows:

          (a)	In the event of the death of an optionee, all options granted to such optionee that have become exercisable pursuant to Article V.3 may be exer-cised only within five (5) years after the date of death of such optionee, by the estate of such optionee, or by any person or persons whom the optionee shall have designated in writing on forms prescribed by and filed with the Company or, if no such designation has been made by the person or persons to whom the optionee's rights have passed, by will or the laws of descent and distribution.

          (b)	In the event that an optionee ceases to be a Director of the Com-
pany for any reason other than the death of the optionee, the option granted to such optionee that has become exercisable pursuant to Article V.3 may be exer-cised by him or her only within five (5) years after the date such optionee ceases to be a Director of the Company.

5.	  Transferability

     The right of any optionee to exercise an option granted to him or her under the Plan shall not be assignable or transferable by such optionee otherwise than by will or the laws of descent and distribution, and any such option shall be exercisable during the lifetime of such optionee only by such optionee.

6.  	Holding Period

     Shares of Common Stock obtained upon the exercise of any option granted under the Plan may not be sold by persons subject to Section 16 of the Securi-ties Exchange Act of 1934, as amended, until six (6) months after the date the option was granted.

7.  	Participant's or Successor's Rights as Shareholder

     Neither the recipient of an option under the Plan nor his or her succes-sor(s) in interest shall have any rights as a shareholder of the Company with respect to any Shares subject to an option granted to such person until such person becomes a holder of record of such Shares.

8.  	Limitation as to Directorship

     Neither the Plan, nor the granting of an option, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that any Director has a right to continue as a Director for any period of time or at any particular rate of compensation.

9.  	Regulatory Approval and Compliance

     The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of an option granted under the Plan, or record as a holder of record of Shares the name of the individual exercising an option under the Plan, without obtaining to the complete satisfaction of the Plan Administrator the approval of all regulatory bodies deemed necessary by the Plan Administrator, and without complying, to the Plan Administrator's com-plete satisfaction, with all rules and regulations under federal, state or local law deemed applicable by the Plan Administrator.

                                  ARTICLE VI
                             CAPITAL ADJUSTMENTS

     If the Company's outstanding Shares are increased or decreased or changed into or exchanged for a different number or kind of shares or securities of the Company or shares of a different par value, through recapitalization, reclas-sification, stock split, amendment to the Company's Articles of Incorporation or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and/or kind of securities issuable upon exercise of options granted under the Plan, with a corresponding adjustment in the price for each Share covered by the options.

     Upon the effective date of a dissolution or liquidation of the Company, or of a reorganization, merger or consolidation of the Company with one or more corporations which results in more than eighty percent (80%) of the outstanding voting shares of the Company being owned by one or more affiliated corporations or other affiliated entities, or of a transfer of all or substantially all the assets or more than eighty percent (80%) of the then outstanding shares of the Company to another corporation or other entity, then the exercisability of each option outstanding under the Plan shall be automatically accelerated so that each such option shall, immediately prior to the specified effective date for any such transaction, become fully exercisable with respect to the total number of shares of Common Stock purchasable under such option and may be exercised for all or any portion of such shares. To the extent such option is not exercised, it shall terminate, except that in the event of a merger in which stockholders of the Company receive capital stock of another corporation in exchange for their shares of Common Stock, such unexercised option shall be assumed or an equivalent option shall be substituted by such successor cor-poration or a parent or subsidiary of such successor corporation. Any such assumed or equivalent option shall be fully exercisable with respect to the total number of shares purchasable under such option.

     Adjustments under this Article VI shall be made by the Plan Administrator, whose determination shall be final. No fractional shares shall be issued under the Plan or pursuant to any adjustment hereunder.

                                 ARTICLE VII
                            EXPENSES OF THE PLAN

     All costs and expenses of the adoption and administration of the Plan shall be borne by the Company, and none of such expenses shall be charged to any optionee.

                                ARTICLE VIII
                     EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan shall be effective upon adoption by the Board so long as it receives approval by the holders of a majority of the Company's outstanding shares of voting capital stock at the 1992 Annual Meeting. The Plan shall continue in effect until it is terminated by action of the Board or the Com-pany's shareholders, but such termination shall not affect the then-outstanding terms of any options.

                                ARTICLE IX
                  TERMINATION AND AMENDMENT OF THE PLAN

     The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that if required to qualify the Plan under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, no amendment may be made more than once every six (6) months that would change the amount, price, timing or exercisability of the options, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations promulgated thereunder; and provided, further, that if required to qualify the Plan under Rule 16b-3, no amendment that would:

          (a) materially increase the number of Shares that may be issued under the Plan,

          (b) materially modify the requirements as to eligibility for partici-pation in the Plan, or

          (c) otherwise materially increase the benefits accruing to partici-pants under the Plan shall be made without the approval of the Company's share-holders.

                                    * * * * *

     Initially adopted by the Board of Directors on December 24, 1991 and approved by the shareholders on February 20, 1992.

     Amended by the Board of Directors on February 17, 1994 and approved by the shareholders on May 17, 1994.

     Amended by the Board of Directors on March 11, 1996 and approved by the Shareholders on May ____, 1996.

                                NEORX CORPORATION
                   PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 14, 1996
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jeffrey J. Miller and Robert M. Littauer, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of NeoRx Corporation held of record by the undersigned on March 29, 1996, at the Annual Meeting of Shareholders to be held on May 14, 1996, or any adjournment or postponement thereof.

                   (Continued and to be signed on reverse side)

1. ELECTION OF DIRECTORS:

   ( )  FOR all nominees (except as marked to the contrary).
   ( )  WITHHOLD AUTHORITY to vote for all nominees.

   Election of the following six nominees to serve as Directors for the ensuing year or until their successors are elected and qualified:

   Nominees: Paul G. Abrams, James G. Andress, Jack L. Bowman, Fred B. Craves, Lawrence H. N. Kinet and Carl-Heinz Pommer.

   INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the name(s) of the nominee(s) below:


   _____________________________________________________________________________
   Unless otherwise directed, all votes will be apportioned equally among those persons for whom authority is given to vote.

2. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS:
   Ratify the appointment of Arthur Andersen LLP as independent public accoun-tants of NeoRx Corporation for the year 1996.

   ( )  FOR
   ( )  AGAINST
   ( )  ABSTAIN

3. STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS:
   Approve an amendment to the NeoRx Corporation 1991 Stock Option Plan for Non-Employee Directors.

   ( )  FOR
   ( )  AGAINST
   ( )  ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This Proxy, when properly executed, will be voted in the manner described herein by the undersigned. IF NO DIREC-TION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1 AND "FOR"
IN ITEMS 2 AND 3.

YOUR VOTE IS IMPORTANT. PROMPT RETURN OF THIS PROXY CARD WILL HELP SAVE THE EXPENSE OF ADDITIONAL SOLICITATION EFFORTS.

Please sign below exactly as your name appears on your stock certificate. When shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships, and associations and give his or her title.

              Dated: ______________________________________________, 1996

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                                    Signature

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                           Signature if held jointly